Coopers
& Lybrand




                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-8 of our report dated August 13, 1993 on our audits of the consolidated financial statements and the consolidated financial statement schedules of International Rectifier Corporation and Subsidiaries.


COOPERS & LYBRAND


Los Angeles, California
May 9, 1994